Exhibit 10.9

FHLMC LOAN NO. 940979209

SUBORDINATION OF MANAGEMENT AGREEMENT
WHEREAS, SIR ESTANCIA, LLC, a Delaware limited liability company (hereinafter referred to as Owner") is the owner of the fee simple title in that property described in Exhibit A, attached hereto and incorporated by reference herein, known as Estancia Apartments located in Tulsa, Tulsa County, Oklahoma (the "Project"); and
WHEREAS, Owner has entered into a Management Agreement dated as of June 29, 2012 (the "Management Agreement"), a copy of which is attached hereto as Exhibit B, with Steadfast Management Company, Inc., a California corporation (herein referred to as "Manager"), for the leasing and management of the Project; and
WHEREAS, Owner is in the process of assuming a loan (the "Loan") which is held by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the "Lender") in the original principal amount of $20,500,000.00; and
WHEREAS, Manager has been requested to subordinate its rights under the Management Agreement to such Loan and the Lender's rights in the Project under the instruments (including a mortgage) which secure the Loan (the "Loan Documents");
NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) in hand paid by each party to the other and other good and valuable consideration, it is hereby agreed as follows:
1.    Manager does hereby subordinate all existing and future rights which it may have in and to the Project arising under the Management Agreement to the Loan and Loan Documents, and agrees that all such rights of Manager in and to the Project shall be subordinate to the Loan Documents and the interest in the Project of the Lender under the Loan Documents.
2.    Manager warrants and represents to Lender that the Owner is not in default under the Management Agreement.
3.    Notwithstanding anything to the contrary in the Management Agreement, in the event that Lender, in its sole discretion, requests termination of the Management Agreement, the Management Agreement shall terminate without penalty and be of no further force and effect as of thirty (30) days following Manager’s receipt of written notice of the intent to so terminate from Owner or Lender.

4.    Notwithstanding anything to the contrary in the Management Agreement, Owner may not pay and Manager may not collect a management fee in excess of three percent (3.0%) of the effective gross income (the “Excess Management Fee”) unless and until Owner has paid all operating expenses (including the management fee of three percent (3.0%) (the “Management Fee”)), monthly principal, interest, escrows, insurance, reserves or other required items or charges due under the Loan Documents.
5.    After Manager has received notice of or acquires actual knowledge of an Event of Default (a “Default Notice”) under the Multifamily Mortgage, Assignment of Rents and Security Agreement from the predecessor to Owner in favor of Lender securing the Loan (the “Security Instrument”), Manager will not be entitled to receive payment of the Excess Management Fee. In the event that payment of the Excess Management Fee is included with payment of the Management Fee, Manager must agree that after a Default Notice, it will be entitled to retain only that part of the payment equal to the Management Fee. Further, if Manager receives payment of the Excess Management Fee after the Default Notice, Manager agrees that such payment will be received and held in trust for Lender, to be applied to amounts due under the Security Instrument.
6.    This Agreement shall inure to the benefit of and be binding upon Owner, Manager and Lender and their respective successors and assigns.
7.    This Agreement may be executed in multiple counterparts, each of which shall constitute an original document and all of which together shall constitute one agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seal effective this 29 day of June, 2012.

OWNER:
SIR ESTANCIA, LLC, a Delaware limited
liability company

By: Steadfast Income Advisor, LLC
a Delaware limited liability company
                     its Manager

By:	/s/ Kevin J. Keating	(Seal)
Name:	Kevin J. Keating
Title:	Chief Accounting Officer

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MANAGER:

STEADFAST MANAGEMENT COMPANY, INC., a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

[Corporate Seal]

Exhibit A
Legal Description
Lot 1 in Block 1 of Estancia, a subdivision in the City of Tulsa, Tulsa County, Oklahoma, according to recorded Plat No. 5938.

Exhibit B
Management Agreement

[Provided Separately]